Exhibit 99.1

Coherus BioSciences and Amgen Settle Trade Secrets Action

- Coherus Continues to Commercialize UDENYCA® Across All Segments -

REDWOOD CITY, Calif., May 2, 2019 – Coherus BioSciences, Inc. (“Coherus”, Nasdaq: CHRS), today announced that Amgen and Coherus have settled the trade secret action brought by Amgen against Coherus that was pending in the Superior Court of California County of Ventura. The details of the settlement are confidential but Coherus will continue to market UDENYCA® and will pay a mid-single digit royalty to Amgen for five years.

“This settlement allows us to put this matter behind us and fully focus on the robust launch we have underway,” said Denny Lanfear, President and CEO of Coherus. “We remain highly committed to bringing biosimilar drugs to the marketplace and delivering high value and to patients, payors and healthcare providers.”

As announced, Coherus will host a conference call on Thursday, May 9, 2019 starting at 4:30 p.m. ET to provide first quarter 2019 financial results and provide a general business update.

About Coherus BioSciences, Inc.

Coherus BioSciences is a leading biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales and marketing and clinical-regulatory development, Coherus BioSciences is positioned as a leader in the global biosimilar marketplace. Coherus BioSciences commercializes UDENYCA® (pegfilgrastim-cbqv) in the U.S. and has received regulatory approval for UDENYCA® in the European Union. Coherus BioSciences is advancing two late-stage clinical products towards commercialization, CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar), and developing a robust pipeline of future products in ophthalmology (including CHS-3351, a ranibizumab biosimilar, and CHS-2020, an aflibercept biosimilar), as well as CHS-131, a small molecule for nonalcoholic steatohepatitis (NASH) and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Coherus’ expectations regarding its ability to commercialize UDENYCA®, bring to market other biosimilar drugs and deliver high value to patients, payors and healthcare providers. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019 and its future periodic reports to be filed with the Securities and Exchange Commission.

UDENYCA® is a trademark of Coherus BioSciences, Inc.

Contact

David S. Arrington

VP, Investor Relations & Corporate Affairs

Coherus BioSciences, Inc.

darrington@coherus.com

+1 (650) 395-0196